Exhibit 15.3

October 15, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

To whom it may concern:

We have read Item 16F of Form 20-F dated October 15, 2021, of Concord Medical Services Holdings Limited and are in agreement with the statements with reference to us therein. We agree with the statements concerning our Firm contained therein.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

October 15, 2021